Contact:

BSQUARE Corporation
Scott Mahan, CFO
(425) 519-5900
investorrelations@bsquare.com

BSQUARE Reports Second Quarter 2004 Results

Company Positioned for Profitability with Focus on Core Business and Resolution of Power Handheld

BELLEVUE, WA, July 29, 2004 — BSQUARE Corporation (Nasdaq: BSQR) today reported financial results for the second quarter ended June 30, 2004. Total revenue for the quarter was $8.8 million, compared to $9.4 million in the second quarter of 2003 and $10.6 million in the first quarter of 2004. The loss from continuing operations for the quarter was $660,000, which included $310,000 in costs related to a royalty dispute settlement with Microsoft Corporation under the parties’ OEM Distribution Agreement. This compares to income from continuing operations of $1.3 million in the second quarter of 2003, which included a net restructuring gain of $2.8 million, and a loss from continuing operations of $200,000 in first quarter of 2004. The net loss for the second quarter of 2004 was $5.1 million ($0.14 per diluted share) including a loss from the discontinued Power Handheld business of $4.5 million. This compares to a net loss of $740,000 ($0.02 per diluted share) in the second quarter of 2003 and a net loss of $2.2 million ($0.06 per diluted share) in the first quarter of 2004. The Power Handheld business unit has been accounted for as a discontinued operation in the financial results.

“We were disappointed with sales of Microsoft embedded operating systems in the quarter, which were down sequentially, although we expect embedded sales to rebound in the second half of the year,” said Brian Crowley, president and chief executive officer of BSQUARE. “We were pleased with the performance of our SDIO Now! product which recorded record revenue in the quarter as well as with the growth in our Taiwan subsidiary. Most importantly, we reached resolution on several significant issues including the status of our Power Handheld business and the Microsoft royalty audit. Both of these items have required significant management attention. With the discontinuation of the Power Handheld unit, our focus remains on revenue growth and a return to profitability on a quarterly basis this year.”

Key milestones during the quarter included:

     • Record sales of the company’s SDIO Now! software product. Revenue for the SDIO Now! product was $580,000 in the second quarter of 2004 as compared to $260,000 in the preceding quarter. During the quarter, the number of SDIO Now! licensees expanded to 65 leading device makers, including Panasonic, Renesas Technology Corp., BenQ Corporation, Personal Telecom, F-tech and other customers;

     • Completion of 21 service engagements. Highlighting BSQUARE’s breadth of software and services experience, these engagements included developing Windows CE 5.0-based board support packages for leading silicon vendors, quality assurance testing for a Windows Mobile smartphone, performance enhancements for a Windows Mobile for Pocket PC data collection device, and XP Embedded-based development for kiosk, point-of-sale and gaming devices;

     • A 200% increase over the prior quarter in the delivery of XP Embedded Jumpstart service packages. BSQUARE ports applications to XP Embedded and delivers a componentized image to its OEM customers enabling them to get to market rapidly with an optimized product, often leading to additional XP Embedded licensing sales by BSQUARE;

     • Significant growth in the company’s Taiwan operation demonstrating the opportunity for BSQUARE in a largely untapped international marketplace. In total, Taiwan generated $590,000 in revenue during the second quarter of 2004 as compared to $170,000 during the preceding quarter. During the quarter, the company began a significant service project for a large Asian OEM;

     • Demonstrated consistency of service revenue and service margin with the company reporting $2.8 million of service revenue and a 24% gross margin in the second quarter of 2004. The key operational improvements implemented in late 2003 and early 2004 continued into the second quarter;

     • Executed an agreement with Sygate, the market leader of endpoint security solutions for large enterprises, for exclusive distribution of Sygate’s new XP Embedded security software to Microsoft Windows Embedded smart device makers. BSQUARE is currently engaged with leading thin client and point-of-sale OEMs for evaluation of the security solution; and

     • Progress on BSQUARE’s go-forward proprietary products strategy including definition of next-generation SDIO offerings and creation of the go-to-market strategy for other software offerings including the intellectual property contained in the Power Handheld device.

Power Handheld Restructuring

On July 23, 2004, BSQUARE announced that it had ended manufacturing of its Power Handheld hardware device. BSQUARE had previously announced that it was exploring strategic alternatives for the Power Handheld business unit. The decision resulted in a charge of $3.3 million in the second quarter relating to asset impairment and restructuring costs. In addition to this charge, the Power Handheld business unit incurred operating losses of $1.2 million in the second quarter of 2004 on declining revenue of $370,000 as compared to revenue of $520,000 in the first quarter of 2004. During the second quarter, the company shipped 510 units of the Power Handheld device, compared to 701 units in the first quarter of 2004. BSQUARE intends to provide full warranty support for devices previously sold.

“The exploration of possible strategic financing opportunities for the Power Handheld hardware business was exhaustive-we were working with interested parties into late June,” said Crowley. “Due to operating expense cuts made toward the end of the first quarter, we were able to pursue this process with a minimal cash impact. Ultimately, decreasing order volumes in the second quarter from our largest customer and concerns regarding the market life of the current Power Handheld device caused interested parties to pass on the Power Handheld hardware opportunity, causing the company to decide to end manufacturing of the device and, instead, focus its resources on the enabling software included in the Power Handheld device.”

Software and Service Results

Software revenue in the second quarter was $6.0 million, including $5.2 million in sales of Microsoft embedded software. That compares to software revenue of $6.4 million in the second quarter of 2003 and $7.7 million in the first quarter of 2004, including $5.6 million and $6.9 million in sales of Microsoft embedded software, respectively.

Crowley commented, “Key components of our core business made progress this quarter. SDIO Now! posted a record quarter and we generated a significant increase in international revenue. Revenues from sales of Microsoft embedded operating systems were less than anticipated, primarily due to sales declines at two of our largest customers. Based on our discussions with these customers, we anticipate that they will return to their previous order rates in the second half of this year.”

Software gross margin was 25% for the quarter, compared to 26% and 21% for the second quarter of 2003 and first quarter of 2004, respectively. The increase in software margin over the first quarter was attributable to SDIO Now! and other high margin proprietary BSQUARE software products representing a more significant portion of overall software revenue.

Service revenue for the quarter was $2.8 million, compared to $3.0 million in the second quarter of 2003 and $2.9 million in the first quarter of 2004. The second quarter of 2003 included $260,000 of revenue deferred from the first quarter of that year relating to a major project.

Commenting on service revenue, Crowley noted, “Our international service business picked up significantly in the quarter driven by a significant project with a major Asian OEM. This offset some softness in the US service market. We anticipate our US service business will pick-up in the next several quarters due to the addition of sales resources in the second quarter and a strengthening of our pipeline.”

Service gross margin was 24% in the second quarter of 2004, compared to 18% in the second quarter of 2003 and 28% in the first quarter of 2004. Service margin declined slightly from the previous quarter due to lower training and support revenue and slightly higher rebillable expenses.

Operating Expenses and Other Financial Items

During the quarter, operating expenses related to research and development and sales, general and administrative activities were $2.9 million, compared to $3.8 million in the second quarter of 2003 and $2.6 million in the first quarter of 2004. As previously noted, second quarter operating expenses included costs related to the Microsoft royalty settlement of $310,000. Scott Mahan, BSQUARE’s chief financial officer, commented, “Excluding the Microsoft settlement costs, R&D and S, G & A expenses were in-line with the significantly reduced first quarter run-rate and down significantly from the second quarter of 2003 as the company continues to realize the benefits of its turnaround initiatives.”

The company used $1.4 million in cash during the quarter. Significant cash uses included approximately $300,000 related to the Power Handheld business unit, $300,000 in lease restructuring payments, and $360,000 in capital expenditures largely related to the company’s new headquarters. At June 30, 2004, BSQUARE had a balance of $14.0 million in cash and cash equivalents, restricted cash and short-term investments, compared with $15.4 million at the end of the first quarter of 2004. Unrestricted cash declined by $400,000 during the quarter while restricted cash decreased by $1.0 million due to reductions in the letters of credit securing the company’s headquarters lease.

“While we do not expect a significant decrease in operating expenses on a go-forward basis, we will continue to identify savings, especially now that the Power Handheld unit is no longer part of the overall BSQUARE overhead structure,” stated Mahan. “Overall, we believe that revenue increases in several areas in the second half of the year, coupled with appropriate cost management, will get our core business to profitability in the fourth quarter.”

Conference Call

Management will host a conference call today: Thursday, July 29, 2004 at 5:00 PM Eastern Time (2:00 PM Pacific Time). To access the call, please dial 800-218-0204 or 303-262-2130 and reference BSQUARE or conference ID 11000247. A replay will be available for one week following the call by dialing 800-405-2236 or 303-590-3000; reference conference ID 11000247. A live and replay webcast of the call will also be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is a leading global provider of software, engineering services and consulting for the smart device market. Since 1994, BSQUARE has provided world-class device makers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. A sample of BSQUARE customers includes Motorola, Hewlett-Packard, Texas Instruments, Vodafone U.K., HTC, Microsoft and others. BSQUARE is one of Microsoft’s largest value-added partners worldwide for Windows Embedded software, a Gold-level Systems Integrator of the year and a leading Windows Mobile solutions provider for Smartphone and Pocket PC. BSQUARE is a Texas Instruments-licensed Independent OMAP™ (Open Multimedia Application Platform) Technology Center. The company’s SDIO Now! technology has been adopted by over 65 top-tier smart device makers. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results and proprietary products strategy. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; and our ability to successfully support our operations, competition and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2003 in the section entitled “Risk Factors” and in our subsequent Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

BSQUARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,698	$5,700
Restricted cash	2,636	3,906
Short-term investments	7,668	8,139
Accounts receivable, net	5,358	6,263
Assets of discontinued operation	—	4,061
Prepaid expenses and other current assets	775	856

Total current assets	20,135	28,925
Furniture, equipment and leasehold improvements, net	671	640
Other assets	—	548

Total assets	$20,806	$30,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,976	$3,541
Accrued expenses	3,661	3,442
Accrued compensation	1,149	1,063
Accrued restructuring costs and other	877	1,433
Deferred revenue	863	1,296

Total current liabilities	8,526	10,775
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, no par value: authorized 150,000,000 shares, issued and outstanding, 37,928,074 shares as of June 30, 2004 and 37,503,176 shares as of December 31, 2003	118,171	117,889
Accumulated other comprehensive loss	(396)	(392)
Accumulated deficit	(105,495)	(98,159)

Total shareholders’ equity	12,280	19,338

Total liabilities and shareholders’ equity	$20,806	$30,113

BSQUARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
		(unaudited)
Revenue:
Software	$6,002	$6,369	$13,702	$12,469
Service	2,845	3,012	5,719	4,980

Total revenue	8,847	9,381	19,421	17,449

Cost of revenue:
Software	4,475	4,691	10,553	9,564
Service	2,156	2,458	4,238	4,876

Total cost of revenue	6,631	7,149	14,791	14,440

Gross profit	2,216	2,232	4,630	3,009
Operating expenses:
Selling, general and administrative	2,749	3,391	5,200	7,035
Research and development	168	402	345	1,543
Impairment of goodwill and other intangible assets	—	—	—	435
Restructuring and related charges (credit)	—	(2,776)	40	(2,776)

Total operating expenses	2,917	1,017	5,585	6,237

Income (loss) from operations	(701)	1,215	(955)	(3,228)
Other income, net	41	111	98	219

Income (loss) from continuing operations before income taxes	(660)	1,326	(857)	(3,009)
Income tax provision	—	(29)	—	(29)

Income (loss) from continuing operations	(660)	1,297	(857)	(3,038)
Loss from discontinued operations	(4,469)	(2,040)	(6,479)	(4,304)

Net loss	$(5,129)	$(743)	$(7,336)	$(7,342)

Basic and diluted loss per share:
Income (loss) from continuing operations	$(0.02)	$0.03	$(0.02)	$(0.08)
Loss from discontinued operations	(0.12)	(0.05)	(0.17)	(0.12)

Basic and diluted loss per share	$(0.14)	$(0.02)	$(0.19)	$(0.20)

Shares used in calculation of loss per share:
Basic and diluted	37,863	37,183	37,729	37,106